                                                                      EXHIBIT 11


            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                       August 12, 2004



Van Kampen High Income Corporate Bond Fund
1221 Avenue of the Americas
New York, New York  10020

         Re:    Van Kampen High Income Corporate Bond Fund
                Registration Statement on Form N-14


Ladies and Gentlemen:

         We have acted as counsel to Van Kampen High Income Corporate Bond Fund (the "Trust"), a Delaware statutory trust, in connection with the preparation of the Trust's Registration Statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of Class A Shares of beneficial interest, par value $.01 per share, Class B Shares of beneficial interest, par value $.01 per share, and Class C Shares of beneficial interest, par value $.01 per share, of Van Kampen High Income Corporate Bond Fund (the "Fund"), the sole series of the Trust, to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") between the Trust, on behalf of the Fund, and Van Kampen Trust, a Delaware statutory trust, on behalf of its series, Van Kampen High Yield Fund (collectively, the "Shares").

         This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act.

         In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust filed with the Secretary of State of Delaware, (ii) the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the Certificate of Designation establishing the series of the Trust, (iv) the resolutions adopted by the Board of Trustees of the Trust relating to the Agreement and Plan of Reorganization, the authorization and issuance of the Shares pursuant to the Agreement and Plan of Reorganization, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (v) a draft of the Agreement and Plan of Reorganization and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Trust or others.

         Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than matters relating to the Delaware business organizational statutes (including statutes relating to Delaware statutory trusts).

         Based upon and subject to the foregoing, we are of the opinion that the issuance of Shares by the Trust pursuant to the Agreement and Plan of Reorganization has been validly authorized and, assuming certificates therefore have been duly executed, countersigned, registered and delivered, or the shareholders' accounts have been duly credited, and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, except as provided for in Section 6.1(l) of the Agreement and Declaration of Trust of the Trust, nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 11(b) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate,
                                 Meagher & Flom LLP